Exhibit 1.28

BY-LAWS

OF

MOORE LABELS, INC.

ARTICLE I

GOVERNMENT

Section 1.                                            The government and control of the corporation shall be vested in a Board of Directors consisting of not less than three (3) or more than ten (10) as determined from time to time by the Board of Directors.

ARTICLE II

OFFICES AND RESIDENT AGENT

Section 1.                                            The principal offices of the corporation shall be in the City of Wichita, Sedgwick County, Kansas, and the registered office it 1855 Woodland                               , Wichita, Kansas.  The name of the resident agent in charge thereof from and after the effective date of these By-Laws shall be John P.  Moore.  The corporation may also have offices at such other places as the Board of Directors may from time to time designate, within or outside of the State of Kansas, as the business of the corporation may require.

ARTICLE III

CORPORATE SEAL

Section 1.                                            The corporate seal of the corporation is shown by the following impression which has been made with said seal:

ARTICLE IV

CONVEYANCES

Section 1.                                            Any and all instruments of conveyance, deeds, assignments, mortgages, pledges, releases, trust indentures, or other instruments of conveyance, transfer, mortgage or pledge shall be dammed to be valid and sufficient when the same are signed and executed in the name of the corporation (and acknowledged where required) by the President or vice-president, and when the same are attested by the secretary of the corporation under the corporate seal.

ARTICLE V

STOCKHOLDERS

Section 1.                                            Place of Meeting.  All meetings of stockholders shall be held at the registered office of the corporation in this state, or at such other places as may be designated by the Board of Directors, either within or without the State of Kansas.

Section 2.                                            Date of Annual Meeting.  The annual meeting of the stockholders shall be held on the first Tuesday of December at 10 o’clock a.m.

Section 3.                                            Quorum.  The holder’s of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.  If, however, such majority shall not be personally present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present at such adjourned meeting, and any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4.                                            Voting Power and Who May Vote.  At each meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the common capital stock held by such stockholder, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

Section 5.                                            Voting by Fiduciary and Pledgee.  Persons or corporations holding stock in a fiduciary capacity shall be entitled to vote the share so held by them either in person, or in the case of a corporation, by any officer thereof, or by proxy, and persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy shall represent the stock and vote thereon.

Section 6.                                            Cumulative Voting.  At all elections of Directors each common stockholder shall be entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

Section 7.                                            Vote Taken by Ballot, Viva Voce, or By Showing of Hands.  All elections of Directors, and the vote upon any other question, except as otherwise provided by law, or unless otherwise provided by Resolution of the Board of Directors, may be had by ballot, viva voce, or by showing of hands, unless a stockholder at least five (5) days prior to the date of any meeting, or the election of Directors, requests in writing a vote by ballot, and then the election of Directors shall be by ballot.

Section 8.                                            Notice of Annual Meeting.  Written notice of the annual meeting shall be mailed by the Secretary to each stockholder entitled to vote thereat, at such address as appears on the stock book of the corporation, at least ten (10) days prior to the date of the meeting, unless such notice is waived in writing.

Section 9.                                            Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or a majority of the Board of Directors, and shall be called by the President or Secretary at the request in writing of the stockholders owning thirty (30%) per cent in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such requests shall state the purpose or purposes of the proposed meeting.

Section 10.                                      Business Transacted.  Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 11.                                      Notice of Special Meetings.  Written notice of all special meetings of the stockholders, stating the time and place and object thereof, shall be mailed postage prepaid, at least ten (10) days prior to such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation, unless notice is waived in writing, or unless otherwise by law provided.

ARTICLE VI

DIRECTORS

Section 1.                                            Election and Qualification.  The Directors need not be stockholders.  They shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve for one year or until his successor shall be elected and qualified.  A director shall be deemed qualified as such when he shall have filed written acceptance of his election to the office.

Section 2.                                            Quorum.  A majority of the Directors shall constitute a quorum for the transaction of business.  The act of a majority of the Directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.                                            Place of Meeting.  The Directors may hold their meetings at the registered office of the corporation, or it such other places as they may from time to time determine, either within or without the State of Kansas.

Section 4.                                            Compensation of Directors.  Directors, as such, shall not receive any stated salary for their services, but by Resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 5.                                            Annual Meetings of the Board.  An annual meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting or at such other time as may be fixed by the consent in writing of all the Directors and at such place as may be fixed by consent in writing of all the Directors; provided, however, that in the event the consent in writing is not obtained of all the Directors, the annual meeting shall be held at the same place as the annual meeting of the stockholders, and immediately following the annual stockholders’ meeting.

Section 6.                                            Regular Meetings.  Special meetings of the Board of Directors may be called by the President, or by a majority of the Board of Directors on two (2) days notice to each Director, either personally or by mail, unless waived in writing.

Section 7.                                            Resignation of Directors and Filling Vacancies.  Any Director or officer of the corporation may resign upon filing written resignation with the Secretary of the Company, and such resignation shall become effective when so filed, unless some other effective date is set forth in the resignation.  Vacancies in the Board of Directors shall be filled by a majority of the remaining Directors, though less than a quorum remains, or by a sole remaining director and any Directors so chosen to fill vacancies shall hold office until the next annual election or until their successors have been duly elected and qualified, unless sooner displaced, or unless their term of office is terminated by resignation.  When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

ARTICLE VII

OFFICERS

Section 1.                                            Designated Officers.  The officers of the corporation shall be chosen by the Board of Directors, and shall be a President, Secretary and Treasurer.  Any number of offices may be held by the same person.

Section 2.                                            Other Officers.  The corporation may have such other officers and agents as may, from time to time, be determined and appointed by the Board of Directors, and for such term as the Board of Directors may determine.

Section 3.                                            Term and Qualification of Officers.  The officers of the corporation except as provided in Section 2 of this Article, shall hold their office until the next annual meeting of the Board of Directors, or until their successors are chosen and qualified, unless their respective terms of office have been terminated by resignation in writing, duly filed in the office of the Secretary of the corporation or removed.  The President shall be chosen from the Board of Directors, but the other officers need not be members of the Board of Directors.

Section 4.                                            Salaries.  The salaries of the officers or agents of the corporation shall be fixed by the Board of Directors.

Section 5.                                            Removal of Officers.  Any officer, employee or agent elected or appointed by the Board of Directors may be removed or discharged at any time by the affirmative vote of a majority of the whole Board of Directors.

Section 6.                                            President.  The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute contracts, bonds, mortgages, deeds and other instruments requiring the signature of the corporation, and when the corporate seal is required, shall cause the same to be affixed to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary.

Section 7.                                            Vice President.  The Vice President, if one is elected, shall, in the absence of or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may prescribe.

Section 8.                                            Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose.  He shall give, or cause to be given, notice of all meetings of the stockholders and of-the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or by the President.

Section 9.                                            Treasurer.  The Treasurer shall give bond if required by the Board of Directors indemnifying the corporation against larceny, theft, embezzlement, forgery, misappropriation, wrongful abstraction, willful misapplication, or other act of fraud or dishonesty, in such sum and with such sureties as the Board of Directors may determine, and he shall have such duties as may be prescribed by the Board of Directors.

Section 10.                                      Vacancies Work No Dissolution - Filling of Vacancies.  The failure to elect any officers or Directors shall not dissolve the corporation.  In the event of the failure to elect annually any officers or Directors, or in the event of any vacancy occurring, either by death, resignation, removal or otherwise, in the Board of Directors or any office, the remaining Directors or officers shall have the power to act and carry on the business of the corporation until such time as the vacancy is filled, as provided in Section 8 of Article VI as pertains to vacancies in the Board of Directors.  In the event of vacancies occurring as to any officer, one or more, by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining members of the Board of Directors, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

ARTICLE VIII

CAPITAL STOCK

Section 1.                                            Certificates.  The certificates of stock of the corporation shall have the name of the company thereon and shall be numbered consecutively and shall be entered on the books of the corporation as they are issued.  They shall exhibit the holder’s name, the number of shares and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the stockholder in such corporation.

Section 2.                                            Transfer of Stock.  The shares of stock in the corporation shall be deemed personal property and transferable as provided in the acts contained in Article 8 of Chapter 84 of the Kansas Statutes Annotated.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 3.                                            Closing of Transfer Books    .  (a)  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b)                                 If no record date is fixed:

(1)                                  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)                                  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3)                                  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)                                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting.

Section 3A.                                  Limitations on Transfer of Stock.  Before there can a valid sale of any of the common stock of this corporation other than to a record holder of stock of this corporation, the holder of said stock to be sold shall give at least thirty (30) days’ notice in writing to the corporation and to each of the record holders of common stock of the corporation, of his desire to sell said stock, which notice shall set forth fully the price, terms and conditions of any existing bona fide offer to purchase and the name of the person making said offer.  Said written notice shall be sent by registered or certified mail to the corporation at its registered office and to each of the record holders of common stock, at his or her last known address.  Such record holders of common stock shall have the exclusive right for a period of thirty (30) days from the receipt by the corporation of said written notice, within which to elect to purchase said stock at the same price and upon the same terms and conditions as those contained in said bona fide offer of purchase; provided, that if any of said record holders of common stock elect to purchase said stock being offered for sale, they shall mail by registered or certified mail to said holder desiring to sell, written notice of such election to purchase.  In the event two or more record holders of common stock so elect to purchase the stock being offered for sale, each shall have the right to purchase the proportion of said stock being offered which the number of shares of common stock of the corporation owned by him bears to the total number of shares of stock owned by all those electing to purchase.  If no record holder of common stock elects to purchase, then the corporation shall have ten (10) days in which to purchase said stock in the same manner as herein set forth for stockholders, and if the corporation does not elect to purchase said stock, then said holder desiring to sell may accept the bona fide offer to purchase and terms a valid sale and transfer of the stock which he is offering for sale, but only upon the terms and conditions contained in said notice, and only to the bona fide purchaser named in said notice.  In the event the party desiring to sell stock of the corporation procures and files with the Secretary of the corporation the written consent and waiver of the provisions and restrictions contained in this paragraph, signed by all the other record holders of common stock of this corporation, and by the corporation, then such party shall have the right to make a valid sale and transfer of said stock, without being required to comply with the provisions hereof.

Section 4.                                            Lost or Destroyed Stock Certificates.  A new certificate of stock may be issued in the place of any certificate heretofore issued by it, alleged to have been lost or destroyed upon the holder thereof, or his legal representative, giving to the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.  Such bond shall be in such amount as may be authorized or approved by the Board of Directors; provided, however that such new certificate may be issued without requiring any bond, when in the judgment of the directors it is proper to do so.

ARTICLE IX

MISCELLANEOUS

Section 1.                                            Order of Business at Stockholders’ Meeting.  At any and all meetings of stockholders, whether annual or special, the following order of business shall be substantially observed, so far as is consistent with the purposes of the meeting:

(a)                                  Proof of notice of meeting

(b)                                 Report as to quorum

(c)                                  Reading of minutes of preceding meeting

(d)                                 Report of President

(e)                                  Report of Treasurer

(f)                                    Election of Directors

(g)                                 Unfinished business

(h)                                 New business

Provided however, that the order of business my be changed by an affirmative vote of a majority of the stockholders present.

Section 2.                                            Order of Business at Board of Directors’ Meeting.  The order of business at any meeting of the Board of Directors shall be substantially as follows, so far as is consistent with the purposes of the meeting:

(a)                                  Proof of notice of meeting

(b)                                 Report as to quorum

(c)                                  Reading of minutes of preceding meeting

(d)                                 Report of officers or committees

(e)                                  Election of officers

(f)                                    Unfinished business

(g)                                 New business

Provided, however, that the order of business may be changed by an affirmative vote of a majority of the Directors present.

Section 3.                                            Execution of Checks, Demands for Money or Notes.  All funds of the company shall be deposited in banks or financial institutions designated by the Board of Directors, and all checks or demands for money, or notes, of the corporation shall be signed by each officer or officers of the corporation as the Board of Directors may from time to time designate.

Section 4.                                            Fiscal Year.  The fiscal year of the corporation shall be such as may from time to time be determined by the Board of Directors.

Section 5.                                            Dividends.  Dividends upon the capital stock of the corporation, when earned, may be declared by the Board of Directors at any regular or special meeting, out of any funds legally available for such purpose.

Section 6.                                            Notices.  Whenever under the provisions of these By-Laws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office in a postpaid sealed wrapper, addressed to such stockholder, officer or Director, at such address as appears on the books of the corporation or in default of any other address, to such Director, officer or stockholder, at the general post office in the city of Wichita, Kansas, and such notice shall be deemed to be given at the time when the same shall be thus mailed.  Notice to be given to Directors may likewise be given as otherwise provided in these By-Laws.  Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

ARTICLE X

AMENDMENTS

Section 1.                                            These By-Laws may be altered, repealed, or amended by the Board of Directors.

ADOPTED this 4th day of January, 1997.

/s/ John P. Moore
John P. Moore

/s/ Christopher C. Moore
Christopher C. Moore

/s/ Catherine M. Moore
Catherine M. Moore